VACASA, INC. INSIDER TRADING COMPLIANCE POLICY I. PURPOSE AND SCOPE This Insider Trading Policy (the “Policy”) provides guidelines with respect to transactions in the securities of Vacasa, Inc. (together with its subsidiaries, the “Company”). Preventing insider trading is necessary to comply with securities laws and to preserve the reputation and integrity of the Company and its affiliates. “Insider trading” occurs when any person purchases or sells a security while in possession of material non-public information relating to the security in breach of a duty of trust or confidence. Insider trading is a crime, and penalties include imprisonment, disgorgement of profits, and civil or criminal fines. Insider trading is also prohibited by this Policy, and violations may result in Company-imposed sanctions, including termination of employment for cause. This Policy applies to all officers, directors and employees of the Company, and, at the determination of the Company, additional persons with access to material nonpublic information, such as contractors or consultants (collectively, “Company Personnel”). Company Personnel are responsible for ensuring that such person’s spouse, minor children and any other family member sharing the same household as such Company Personnel and any other company, account, trust or other entity over which such Company Personnel has control (collectively, “Related Parties” and, together with Company Personnel, “Covered Persons”) comply with this Policy. To help ensure compliance with this Policy, the Company requires that all Company Personnel review this Policy upon beginning service at the Company and acknowledge in writing their understanding of, and their agreement to comply with, this Policy. Questions regarding the Policy should be directed to stock@vacasa.com. II. PROHIBITIONS UNDER THIS POLICY No Covered Persons shall (a) purchase, sell, or otherwise complete a transaction in any security of the Company while in possession of material, non-public information about the Company or the security or (b) purchase, sell, or otherwise complete a transaction in any security of any other company while in possession of material, non-public information about such other company or the security that you obtained in connection with your employment by or service to the Company. The following is also prohibited under this Policy: ● Tipping: Covered Persons may not directly or indirectly communicate (or “tip”) material, non-public information to anyone outside of the Company (except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information) or to anyone within the Company other than on a need-to-know basis; ● Short sales: Short sales (sales of stock that the seller does not own or a sale that is completed by delivery of borrowed stock) of the Company’s securities; ● Trading in Company options: Transactions in puts, calls or other derivative securities involving the Company’s equity securities, on an exchange, on or in any other organized market or on an over-the-counter market; ● Hedging transactions: Purchasing financial instruments, such as prepaid variable forward contracts, equity swaps, collars, and exchange funds, or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities; ● Margin accounts/pledging as collateral: Purchasing on margin (which includes holding the Company’s securities in a “margin account”) and, except as otherwise pre-approved by the Board of Directors, pledging the Company’s securities as collateral to secure loans; and ● Gifts: gifts of the Company’s securities. This Policy does not apply to the following “permitted transactions”: ● Certain exercises and conversions of Company securities: (i) exercises of stock options or other equity awards, (ii) conversion or exchange of limited liability company units or other derivative securities that settle in shares of the Company’s stock (“Derivative Security Conversion”) or (iii) surrender of shares to, or withholding of shares by, the Company in payment of the exercise price and/or in satisfaction of any tax withholding obligations incurred with the exercise, vesting or conversion, that in each case do not involve a market sale of the Company’s securities (except as specifically provided for in any 10b5-1 arrangement or equity award agreement). All other “cashless exercises” of a Company stock option or a broker-assisted sale to cover any tax withholding obligations incurred in connection with the exercise of stock options, the vesting of an equity award and/or a Derivative Security Conversion does involve a market sale of the Company’s securities, and, therefore, would not qualify under this exception; ● Purchases and elections under the Company’s employee stock purchase plan (“ESPP”): Purchases where the Company offers its securities under the ESPP and satisfaction of delivery of such purchased securities is not made through open market purchases, the election to participate in such employee stock purchase plan, changing instructions as to the level of withholding contributions used to purchase such securities, and the purchase of such securities (however, the sale of any such securities received from participating in the ESPP is not an excepted transaction); and ● Purchases and sales pursuant to a Rule 10b5-1 Trading Plan: Purchases or sales of the Company’s securities made pursuant to a plan that (i) meets all of the requirements of the affirmative defense provided by Rule 10b5-1 (“Rule 10b5-1”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (ii) was pre-cleared in advance pursuant to this Policy and (iii) has not been amended or modified in any respect after such initial pre-clearance without such amendment or modification being pre-cleared in advance pursuant to this Policy. For more information about Rule 10b5-1 trading plans, see Section V below; and ● any exception under this Policy granted by the Chief Legal Officer. III. DEFINITIONS FOR THE PURPOSES OF THIS POLICY “Insider trading” refers to the purchase or sale of a security while in possession of “material,” “non-public” information relating to the security or its issuer, in breach of a duty of trust or confidence. “Material information” means information likely to have a significant effect on the market price of the security (also understood to mean a substantial likelihood that a reasonable investor would consider the information important in making an investment decision or if the fact is likely to have a significant effect on the market price of the security). Examples of information that could be material include (but are not limited to) information about: ● financial information, including corporate earnings or earnings forecasts; ● mergers, acquisitions, tender offers, joint ventures, dispositions or changes in assets; ● new products, product developments or services; ● incidents and risks with respect to cybersecurity, data protection and personally identifiable information; ● business developments, such as the acquisition or loss of a significant contract; ● developments regarding the Company’s intellectual property; ● changes in control or in management; ● changes in the outside auditor or notification by the auditor that the issuer may no longer rely on an auditor’s report; ● events regarding the issuer’s securities, for example, defaults on senior securities, calls of securities for redemption, repurchase plans, stock splits or changes in dividends, changes to the rights of security holders and public or private sales of additional securities; ● defaults on borrowings; ● bankruptcies or receiverships; and ● litigation or regulatory actions. “Non-public” means not broadly disseminated to the general public by the Company or its authorized representatives such that investors have been able to factor the information into the market price of the security. The circulation of rumors, even if accurate and reported in the media, does not constitute effective public dissemination. After a public announcement, a reasonable period of time must lapse in order for the market to react to the information. Under this Policy, Covered Persons must allow two full trading days following publication before trading in Company securities. For the purposes of this Policy, a “trading day” is a day on which national stock exchanges are open for trading. If, for example, the Company were to make an announcement on a Monday prior to 9:30 a.m. Eastern time, the information would be deemed public after the close of trading on Tuesday. If an announcement were made on a Monday after 9:30 a.m. Eastern time, the information would be deemed public after the close of trading on Wednesday. “Purchase” and “sale” are defined broadly under the federal securities law. “Purchase” includes not only the actual purchase of a security, but any contract to purchase or otherwise acquire a security. “Sale” includes not only the actual sale of a security, but any contract to sell or otherwise dispose of a security. These definitions extend to a broad range of transactions, including conventional cash-for-stock transactions, conversions, the exercise of stock options, and acquisitions and exercises of warrants or puts, calls or other derivative securities. “Securities” include stocks, bonds, notes, debentures, options, warrants and other convertible securities, as well as derivative instruments.

To understand how these terms apply to specific circumstances, or for any other questions about this Policy, contact stock@vacasa.com. As a good general rule of thumb, when in doubt, do not trade. IV. ADDITIONAL RESTRICTIONS A. Regular Quarterly Blackout Periods Except for purchases and sales made pursuant to the permitted transactions described in Section II, no officer, director or other Company Personnel designated from time to time by the Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer as being subject to quarterly blackout periods, as well as such officers’, directors’ and other Company Personnel’s Related Parties (each, a “Designated Person”), may purchase, sell or otherwise complete a transaction in any security of the Company during the period beginning at 11:59 p.m., Eastern time, on the 15th calendar day of the last month of any fiscal quarter of the Company and ending upon the completion of the second full trading day after (i) the publication of the Company’s earnings release for such fiscal quarter or (ii) the filing of the Company’s next annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, with the Securities and Exchange Commission (“SEC”), whichever event occurs latest. Therefore, based on the Company’s current fiscal year end date of December 31, the quarterly blackout periods will begin at 11:59 p.m. Eastern time on each of the following dates: March 15th, June 15th, September 15th, and December 15th. Exceptions to the blackout period policy may be approved only by the Company’s Chief Legal Officer (or, in the case of an exception for the Chief Legal Officer or the Chief Legal Officer’s Related Parties, the Chief Financial Officer, or, in the case of exceptions for directors or a director’s Related Parties, the Chief Legal Officer). B. Special Blackout Periods From time to time, the Company’s Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer may require that some or all Company Personnel (and their Related Parties) suspend trading in the Company’s securities because of developments that have not yet been disclosed to the public. Subject to the exceptions noted above, all of those affected may not trade in the Company’s securities while the suspension is in effect, and may not disclose to others that the Company has suspended trading. C. Pre-Clearance Requirements To assist in preventing inadvertent violations of applicable securities laws, and to avoid the appearance of impropriety in connection with the purchase and sale of the Company’s securities, all transactions in the Company’s securities (including, without limitation, acquisitions and dispositions of Company stock, the exercise of stock options and the sale of Company stock issued upon exercise of stock options) by officers, directors and such other Company Personnel designated from time to time by the Chief Executive Officer, the Chief Financial Officer or the Chief Legal Officer, as well as such officers’, directors’ and other Company Personnel’s Related Parties (each, a “Pre-Clearance Person”), must be pre-cleared by the Chief Legal Officer or Chief Legal Officer’s designee (or by the Chief Executive Officer of Chief Financial Officer in the case of a transaction by the Chief Legal Officer or the Chief Legal Officer’s Related Parties). Pre-clearance does not relieve anyone of their responsibility to comply with SEC and other applicable rules, including the prohibition against insider trading. A request for pre-clearance must: ● be made in writing, during an open trading window (outside of any blackout period); ● be made while the requester is not in possession of any material non-public information; ● be submitted, (i) for sales of shares acquired upon exercise or vesting of equity awards or pursuant to the ESPP, via the Morgan Stanley Shareworks platform (“Shareworks”) or (ii) for all other transactions, in the form provided by the Corporate Legal Team; ● be made at least two (2) business days in advance of the proposed transaction; and ● include the (i) identity of the Pre-Clearance Person, (ii) the type of proposed transaction (for example, an open market purchase, a privately negotiated sale, an option exercise, etc.), (iii) the proposed date of the transaction and (iv) the number and type of securities to be involved. All cleared trades must be effected within five (5) business days after pre-clearance unless a specific exception has been granted by the Chief Legal Officer (or the Chief Executive Officer or Financial Officer, in the case of the Chief Legal Officer or the Chief Legal Officer’s Related Parties). Any cleared trade (or portion thereof) not been effected during such five business day period must be pre-cleared again prior to execution. Notwithstanding receipt of pre-clearance, if a Pre-Clearance Person becomes aware of material, non-public information or becomes subject to a blackout period before the transaction is effected, the transaction may not be completed. The Chief Legal Officer or his/her designee (or the Chief Executive Officer of Chief Financial Officer in the case of a transaction by the Chief Legal Officer or the Chief Legal Officer’s Related Parties) shall have sole discretion to decide whether to clear any contemplated transaction. To receive a form for preclearance, send an email to stock@vacasa.com. D. Post-Termination Transactions If any Company Personnel are in possession of material, non-public information when their service with the Company terminates, no such individual or their Related Parties may trade in the Company’s securities until that information has become public or is no longer material. If a Designated Person’s employment terminates during a Regular Blackout Period, that individual may not trade in the Company’s securities until, at the earliest, the completion of the second full trading day after (i) the publication of the Company’s earnings release for such fiscal quarter or (ii) the filing of the Company’s next annual report on Form 10-K or quarterly report on Form 10-Q, as applicable, with the SEC, whichever event occurs latest. Nothing in this section shall release a terminated individual subject to a special blackout period from such trading blackout prior to the termination of such special blackout period. E. Confidentiality Guidelines Access to Company confidential information, including material, non-public information about the Company, such as the Company’s business, earnings or prospects, should be limited to Company Personnel on a need-to-know basis only. Such information may not be communicated to anyone outside the Company except in accordance with the Company’s policies regarding the protection or authorized external disclosure of Company information, and on a need-to-know basis only. In communicating material, non-public information to other Company Personnel, care must be taken to emphasize the need for confidential treatment of such information and adherence to the

Company’s policies with regard to confidential information, including this Policy and the Company’s Code of Business Conduct and Ethics and Confidentiality Policy. V. RULE 10B5-1 TRADING PLANS A. Requirements and Guidelines Purchases or sales of the Company’s securities made pursuant to a plan that meets the requirements of Rule 10b5-1 and those set forth below (a “Trading Plan”) should benefit from an affirmative defense to insider trading liability and will be exempt from the trading restrictions set forth above. Any such Trading Plan must: ● be submitted to and pre-approved by the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer, who may impose such conditions on the implementation and operation of the Trading Plan as such officer deems necessary or advisable; ● for directors and officers (as defined in Rule 16a-1(f) of the Exchange Act) of the Company (collectively, “Section 16 Insiders”), include a representation that: ○ the Covered Person is not aware of any material non-public information about the Company or its Securities; and ○ they are adopting the plan in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5; ● be adopted outside of any trading blackout period; ● for Section 16 Insiders, not take effect (i.e. trades under the Trading Plan may not start) for a period (the “Cooling Off Period”) of the later of (i) 90 days after the date the Trading Plan was adopted (or amended) or (ii) two business days after filing the quarterly report on Form 10-Q or the annual report on Form 10-K for the fiscal quarter in which the Trading Plan was adopted (or amended); ● for all Company Personnel other than Section 16 Insiders, not take effect for a Cooling Off Period of 30 days after the date the Trading Plan was adopted (or amended); and ● ● meet the additional requirements of Rule 10b5-1, including that the Trading Plan must: ○ be a binding contract, irrevocable instruction or written plan for trading entered into in good faith, without intent to circumvent insider trading laws; ○ be adopted when the insider is not aware of material non-public information; and ● (i) specify the amount of securities, price, and dates of purchases or sales, (ii) include a fixed number or algorithm for determining these details or (iii) prohibit the insider from influencing trades once the Trading Plan is active.

Additional Guidelines: ● Any modification to the amount, price or timing is treated as a termination of the Trading Plan and adoption of a new Trading Plan (and subject to the applicable Cooling Off Period noted above). ● An individual may not adopt more than one overlapping Trading Plan at a time, except under the limited circumstances permitted by Rule 10b5-1 and subject to pre-approval by the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer. ● Although non-discretionary Trading Plans are preferred, discretionary Trading Plans, where the discretion or control over trading is transferred to a broker, are permitted, but in no event may you consult with your broker regarding executing transactions, or otherwise disclose information to your broker concerning the Company that might influence the execution of transactions under your Trading Plan. ● Transactions effected under a Trading Plan will not require further pre-clearance at the time of the trade. ● Trades pursuant to a Trading Plan generally may occur at any time. ● The individual must not enter into a corresponding or hedging transaction for transactions made under any Trading Plan, but otherwise additional trades outside of the Trading Plan are allowed as long as in compliance with this Policy. ● The transactions prohibited under Section II of this Policy, including, among others, short sales and hedging transactions, may not be carried out through a Trading Plan. The Company reserves the right from time to time to suspend, discontinue or otherwise prohibit any transaction in the Company’s securities, including under a Trading Plan, if the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer determines that such suspension, discontinuation or other prohibition is in the best interests of the Company. Any Trading Plan submitted for approval hereunder should explicitly acknowledge the Company’s right to prohibit transactions in the Company’s securities. Failure to discontinue purchases and sales as directed shall constitute a violation of the terms of this Section V and result in a loss of the exemption set forth herein. Compliance of the Trading Plan with the conditions of Rule 10b5-1 and the execution of transactions pursuant to the Trading Plan are the sole responsibility of the person initiating the Trading Plan, not the Company or any Company officers or employees. B. Revocation of and Amendments to Trading Plans Amendments, suspensions, and terminations of Trading Plans will be viewed in hindsight and could call into question whether the Trading Plan was entered into in good faith. As a result, you should enter into a Trading Plan on the assumption that you will not be able to change it. Any amendments, suspensions and terminations of Trading Plans will require pre-approval of the Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer. A person acting in good faith may only amend or revoke a prior Trading Plan outside of a blackout period and at a time when the Trading Plan participant does not possess material, non-public information. Plan amendments and revocations are subject to the applicable Cooling-Off Period noted above.

Under certain circumstances, a Trading Plan must be revoked. This may include circumstances such as the announcement of a merger or the occurrence of an event that would cause the transaction either to violate the law or to have an adverse effect on the Company. The Company’s Chief Executive Officer, Chief Financial Officer or Chief Legal Officer or administrator of the Company’s stock plans is authorized to notify the broker in such circumstances, thereby insulating the insider in the event of revocation. C. Reporting Requirements Although transactions effected under a Trading Plan will not require further pre-clearance at the time of the trade, any transaction (including the quantity and price) made pursuant to a Trading Plan of a Section 16 Insider must be reported to the Company promptly on the day of each trade to permit the Company’s filing coordinator to assist in the preparation and filing of a required Form 4. However, the ultimate responsibility, and liability, for timely filing remains with the Section 16 Insider. The Company is required to disclose in its periodic reports on a quarterly basis whether any Section 16 Insider has adopted, modified or terminated a Trading Plan and describe the material terms of such Trading Plan, including the name of such director or officer and the aggregate amount of securities subject to such plan. D. Cashless Option Exercises in Trading Plans If a broker is executing a cashless option exercise in accordance with a Trading Plan, then the Company must have exercise forms attached to the Trading Plan that are signed, undated and with the number of shares to be exercised left blank. Once a broker determines to exercise the option and dispose of the shares in accordance with the Trading Plan, the broker will notify the Company in writing and the administrator of the Company’s stock plans will fill in the number of shares and the date of exercise on the previously signed exercise form. The insider should not be involved with this part of the exercise. VI. PERSONAL RESPONSIBILITY FOR COMPLIANCE WITH THIS POLICY Compliance with this Policy is not an assurance that an insider trading violation will not be found to have occurred. This Policy is only designed to reduce the risk that such violation will be found to have occurred. Covered Persons should remember that the ultimate responsibility for adhering to this Policy and avoiding improper trading rests exclusively with each such Covered Persons and that preclearance of trades and, if applicable, of Trading Plans does not reduce the obligations imposed on such Covered Persons by applicable laws. Pre-clearance approval will not constitute legal advice that a proposed transaction complies with applicable law. None of the Company, the Chief Legal Officer or other Company Personnel will have any liability for any delay in reviewing, or refusal of, a Trading Plan submitted pursuant to Section V or a request for pre-clearance submitted pursuant to Section IV of this Policy, or as a result of implementing or terminating (or not terminating) a trading blackout period. Notwithstanding any review of a Trading Plan pursuant to this Section VI or pre-clearance of a transaction pursuant to Section IV of this Policy, none of the Company, the Chief Executive Officer, Chief Financial Officer, the Chief Legal Officer, the Company’s other employees or any other person assumes any liability for the legality or consequences of such Trading Plan or transaction to the person engaging in or adopting such Trading Plan or transaction. The Company reserves the right to amend, supplement or discontinue this Policy and the matters addressed herein, without prior notice, at any time. * * * * * Last updated: December 10, 2024